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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Epimmune Inc. for the registration of 1,200,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 21, 2000, except for Note 11, as to which the date is March 7, 2000, with respect to the financial statements of Epimmune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                         Ernst & Young LLP

San Diego, California
March 16, 2000